Exhibit 3.11

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

H.I.R.E. CORP.

H.I.R.E. Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                                                      That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of H.I.R.E. Corp. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Hertz Local Edition Corp.”

SECOND:                                       That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD                                                      That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:                                     That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January 1, 1998.

IN WITNESS WHEREOF, said H.I.R.E. Corp. has caused this certificate to be signed by Joseph R. Nothwang, its President, this 23rd day of December, 1997.

H.I.R.E. CORP.

By:	/s/ Joseph R. Nothwang
Joseph R. Nothwang, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UNITED TRUCK LEASING, INC.

*  *  *  *  *

UNITED TRUCK LEASING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY:

FIRST:                                                      That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of UNITED TRUCK LEASING, INC. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is H.I.R.E. Corp.”

SECOND:                                       That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                                                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said UNITED TRUCK LEASING, INC. has caused this certificate to be signed by William Sider, its Chairman of the Board and President, this 13th day of March, 1995.

UNITED TRUCK LEASING, INC.

By:	/s/ William Sider
WILLIAM SIDER, Chairman of
the Board and President

CERTIFICATE OF INCORPORATION

OF

UNITED TRUCK LEASING, INC.

*  *  *  *  *

1.                                      The name of the corporation is

UNITED TRUCK LEASING, INC.

2.                                      The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                      The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of such shares shall be without par value.

5.                                      The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. L. Husfelt	100 West Tenth Street Wilmington, Delaware 19801

B. A. Schuman	100 West Tenth Street Wilmington, Delaware 19801

K. L. Kinsler	100 West Tenth Street Wilmington, Delaware 19801

6.                                      The corporation is to have perpetual existence.

7.                                      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.                                      Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.                                      The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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WE, THE UNDERSIGNED, being each incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 4th day of December, 1980.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ B. A. Schuman
B. A. Schuman

/s/ E. L. Kinsler
E. L. Kinsler

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